UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 28, 2014

Heritage Oaks Bancorp

(Exact Name of Registrant as Specified in Its Charter)

California

(State or Other Jurisdiction of Incorporation)

000-25020	77-0388249
(Commission File Number)	(IRS Employer Identification No.)

1222 Vine Street, Paso Robles CA	93446
(Address of Principal Executive Offices)	(Zip Code)

(805) 369-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 6, 2014, Heritage Oaks Bancorp (the “Company”) filed a Current Report on Form 8-K to report under Item 2.01 the completion of its previously announced merger with Mission Community Bancorp (“MISN”), pursuant to an Agreement and Plan of Merger dated October 21, 2013.  In that filing, the Company indicated under Item 9.01 that it would amend the Form 8-K at a later date to include the financial information required by Item 9.01 of Form 8-K. This amendment is being filed to provide such financial information.

Item 9.01 Financial Statements and Exhibits.

(a)         Financial statements of businesses acquired

The audited financial statements of Mission Community Bancorp and Subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 are filed as Exhibit 99.1.

(b)         Pro forma financial information

The required unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2013 and the unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2013 are filed as Exhibit 99.2.  The pro forma data is presented for comparative purposes only and is not necessarily indicative of the future financial position or results of operations of the combined company.

(c)          Exhibits

EXHIBIT INDEX

Exhibit Number	Description

23	Consent of Independent Registered Public Accounting Firm — McGladrey LLP

99.1	Audited financial statements of Mission Community Bancorp and Subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 (filed herewith)

99.2

Unaudited pro forma combined condensed consolidated statement of financial condition as of December 31, 2013 and unaudited pro forma combined condensed consolidated statement of operations for the year ended December 31, 2013 (filed herewith)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2014

Heritage Oaks Bancorp

By:	/s/ Lonny D. Robinson
Lonny D. Robinson
Executive Vice President and Chief Financial Officer (Principal Financial Officer)